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                                                                    EXHIBIT 99.2


                          NATIONAL MERCANTILE BANCORP

                            1996 STOCK OPTION PLAN
                   FORM OF INCENTIVE STOCK OPTION AGREEMENT


     This INCENTIVE STOCK OPTION AGREEMENT (the "Agreement") is made as of the ____ day of __________, 19__ between NATIONAL MERCANTILE BANCORP, a California corporation (the "Company"), and ___________________ (the "Optionee").

                                R E C I T A L S
                                ---------------

     A. The Board of Directors of the Company adopted the 1996 Stock Incentive Plan (the "1996 Plan") on March 28, 1996 and April 25, 1997, and the 1996 Plan was approved by the shareholders of the Company on June 18, 1997.

     B. The 1996 Plan provides for the granting of options to purchase shares of Common Stock of the Company to selected employees of the Company or any subsidiary of the Company, as the Stock Option Committee (the "Committee") appointed by the Board of Directors may from time to time determine, and, pursuant to Section 10 of the 1996 Plan, to directors of the Company who are not also employees of the Company.

     C. The Committee has determined that it is in the best interests of the Company and its shareholders to grant, pursuant to the 1996 Plan, an incentive stock option to the Optionee to purchase ____________________ (_______) shares of the Company's Common Stock on the terms and conditions hereinafter set forth.

     D. The option granted hereby is intended to qualify as an "incentive stock option" under Section 422 of the Internal Revenue Code of 1986, as amended (the "Code"), to the extent possible.

     NOW, THEREFORE, the parties hereto agree as follows:

     1.   GRANT OF OPTION.  The Company hereby grants to the Optionee as of the
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date hereof (the "Date of Grant") an incentive stock option (the "Option") to purchase, on the terms and conditions hereinafter set forth, ____________________ (_______) shares of the Company's Common Stock, no par value (the "Option Shares"), at a purchase price of __________ per share.

     2.   VESTING.  The Option shall vest and become exercisable in full
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_____________________; provided, however, that no portion of the Option may be exercised by the Optionee to the extent that such exercise would cause an ownership change to occur pursuant to Section 382 of the Code. Section 382 of the Code provides, among other things, that utilization of net operating losses will be restricted if there is a change in ownership of the loss corporation. Changes in ownership are determined by reference to 5% shareholders.

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     3.   EXPIRATION OF OPTION AND CERTAIN LIMITATIONS ON RIGHT TO EXERCISE.
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     (a)  The Option shall expire on the tenth anniversary of the Date of Grant
(the "Expiration Date"), except that (i) if the Optionee ceases, on or before the Expiration Date, for any reason other than death or permanent disability, to be employed by the Company or a subsidiary of the Company, the Option shall expire as provided in Section 6 below, and (ii) if the Optionee ceases, on or before the Expiration Date, to be employed by the Company or a subsidiary of the Company, by reason of death or permanent disability, the Option shall expire as provided in Section 7 below. The term "Employee" as used in this Option means an officer or other employee of the Company or any subsidiary (including an officer who is also a director of the Company or any subsidiary).

     (b) The Option may be exercised in whole or in part from time to time on or after _________________ until the Expiration Date (subject to the provisions hereof), except that not less than one hundred (100) shares may be purchased at any time unless the number of shares then purchasable hereunder shall be less than one hundred.

     (c) Except as provided in Sections 6 and 7 below, none of the Option Shares may be purchased hereunder unless the Optionee, at the time he exercises the Option, is employed by the Company or a subsidiary of the Company, since the date hereof. A leave of absence approved in writing by the Committee shall not be deemed a termination of employment for any purpose of this Option.

     4.   METHOD OF EXERCISE OF OPTION.  The Option may be exercised only by
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delivery to the Company of a written notice of exercise specifying the number of
Option Shares which the Optionee then elects to purchase, accompanied by payment in full of the aggregate exercise price for such shares (the "Exercise Price"), in cash or by check payable to the Company, or in shares of the Company's Common Stock, represented by a certificate duly endorsed, transferring to the Company good and valid title to such shares, such shares to be valued on the basis of the aggregate Fair Market Value (as defined in the 1996 Plan) thereof on the date of such exercise.

     5.   NON-TRANSFERABILITY OF OPTION.  The Option shall not be transferable
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by the Optionee otherwise than by will or the laws of descent and distribution, and it shall be exercisable, during the lifetime of the Optionee only by him or by his guardian or legal representative regardless of any community property interest therein of the spouse of the Optionee or such spouse's successors in interest.

     6.   TERMINATION OF EMPLOYMENT.
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     (a)  If the Optionee ceases to be employed by the Company or a subsidiary of the Company for any reason other than death or permanent disability, the Option shall expire three

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(3) months after the date the Optionee ceases to be so employed, unless by its terms it expires sooner. The Option may be exercised by the Optionee within such three month period to the extent it was exercisable on the date of such cessation of employment.

     (b) The Option confers no right upon the Optionee with respect to the continuation of his employment with the Company or any of its subsidiaries, and shall not interfere with the right of the Company or a subsidiary, or of the Optionee, to terminate his employment at any time.

     7.   DEATH OR PERMANENT DISABILITY OF OPTIONEE.  If the Optionee ceases to
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be employed by the Company or a subsidiary of the Company by reason of death or permanent disability, the Option shall expire one (1) year after the date of such death or disability, unless by its terms it expires sooner. The Option may be exercised only by the heirs of the Optionee within such one year period to the extent it was exercisable on the date of such death or disability.

     8.   ADJUSTMENTS UPON THE OCCURRENCE OF CERTAIN EVENTS.
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     (a)  If the outstanding shares of the Company's Common Stock are increased, decreased, or exchanged for or converted into cash, property or a different number or kind of shares or securities of the Company through reorganization, recapitalization, reclassification, merger, consolidation, restructuring, stock dividend, stock split, reverse stock split or other similar transaction, or if substantially all of the property and assets of the Company are sold, then, unless the terms of such transaction provide otherwise, an appropriate and proportionate adjustment shall be made in the Option Shares pursuant to which the Options relate. Any such adjustment in the outstanding Options shall be made without change in the aggregate purchase price applicable to the unexercised portion of the Options but with a corresponding adjustment in the price for each Option Share.

     (b) No adjustment provided for in this Section 8 shall require the Company to sell a fractional share under the Options.

     9.   DELIVERY OF STOCK CERTIFICATES.  Upon the exercise of all or a portion
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of the Option, the Company, as promptly as practicable, shall mail or deliver to the Optionee a stock certificate or certificates representing the shares then purchased, and will pay all stamp taxes payable in connection therewith. The issuance of such shares and delivery of the certificate or certificates therefor shall, however, be subject to any delay necessary to complete (a) the listing of such shares on any stock exchange upon which shares of the same class are then listed or quoted on the Nasdaq, (b) such registration or other qualification of such shares under any state or federal law, rule, or regulation as the Company may determine to be necessary or advisable, and (c) the making of provision for the payment or withholding of any taxes required to be withheld pursuant to any applicable law, in respect of the exercise of the Option or the receipt of such shares.

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     10.  NOTICES, ETC.
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     (a)  Any notice hereunder by the Optionee shall be given to the Company in writing and such notice and any payment by the Optionee hereunder shall be deemed duly given or made only upon receipt thereof at the Company's corporate offices at 1840 Century Park East, Los Angeles, California 90067, or at such other address as the Company may designate by notice to the Optionee.

     (b) Any notice or other communication to the Optionee shall be in writing and any such communication and any delivery to the Optionee hereunder shall be deemed duly given or made if mailed or delivered to the Optionee at such address as the Optionee shall have on file with the Company or in care of the Company at the address of its corporate offices indicated above.

     11.  WAIVER.  The waiver by the Company of any provision of the Option
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shall not operate as or be construed to be a waiver of the same provision or any other provision hereof at any subsequent time or for any other purpose.

     12.  IRREVOCABILITY.  The Option shall be irrevocable until it expires as
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herein provided.

     13.  EFFECTIVE DATE.  The Option shall be deemed granted and effective on
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the Date of Grant.

     14.  INTERPRETATION AND CONSTRUCTION.  The interpretation and construction
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of the Option by the Committee shall be final, binding and conclusive.  The section headings in this Agreement are for convenience of reference only and shall not be deemed part of, or germane to the interpretation or construction of, this Agreement.


                                 NATIONAL MERCANTILE BANCORP


                                 By:
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                                 -------------------------------------
                                     Optionee



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     By his or her signature below, the spouse of the Optionee agrees to be bound by all of the terms and conditions of the foregoing Agreement.



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